UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________a

SCHEDULE 14C

Information Statement Pursuant to Section 14©
of the Securities Exchange Act of 1934
(Amendment No.    )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

EZFILL HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

EZFILL HOLDINGS, INC.

67 NE 183rd Street, Miami, Florida 33169

305-791-1169

September [●], 2023

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of EzFill Holdings, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of EzFill Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below. The holders of a majority of the Company’s voting capital stock by written consent in lieu of meetings on August 16, 2023, and July 26, 2023, pursuant to Section 228 of the Delaware General Corporation Law and Section 9 of Article II of our bylaws, approved the following corporate actions, respectively (the “Authorizations”):

1.	The entry into an exchange agreement (the “Exchange Agreement”) dated as of August 10, 2023, by and between the Company, the members (“Members”) of Next Charging LLC (“Next Charging”), and Michael Farkas, as the representative of the Members, with respect to the acquisition of 100% of the membership interest of the Members in Next Charging (“Membership Interests”), in exchange for the issuance of 100,000,000 shares of Common Stock of the Company (“Exchange Shares”), to the Members and, in connection therewith, the filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”) from 50,000,000 to 500,000,000 to provide a sufficient number of authorized shares of Common Stock to allow for issuance of the Exchange Shares; and

2.	The entry into a securities purchase agreement (the “Purchase Agreement”) dated as of April 19, 2023, as amended on May 17, 2023, by and between the Company and AJB Capital Investments, LLC (the “Investor”), with respect to the sale and issuance to the Investor of: (i) an initial commitment fee in the amount of $700,000 in the form of 2,000,000 shares (the “Commitment Fee Shares”) of the Company’s common stock (the “Common Stock”) and (ii) a promissory note in the aggregate principal amount of $1,500,000 (the “Note”).

This Information Statement is being furnished to our stockholders of record as of September , 2023 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Yehuda Levy
Yehuda Levy

Interim Chief Executive Officer

September [●], 2023

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EZFILL HOLDINGS, INC.

67 NE 183rd Street, Miami, Florida 33169

305-791-1169

September [●], 2023

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean EzFill Holdings, Inc., a Delaware corporation. Our principal executive offices are located at 67 NE 183rd Street, Miami, Florida 33169, and our phone number is 305-791-1169.

This Information Statement is first mailed on or about September, [●] 2023 to the Company’s common stockholders of record as of September , 2023.

We are furnishing this Information Statement in connection with actions taken by stockholders who have the authority to vote a majority of the outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”).

By written consent dated August 16, 2023 and July 26, 2023, as permitted by Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 9 of Article II of our bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of Common Stock approved the following corporate actions, respectively (the “Authorizations”):

1.	The entry into an exchange agreement (the “Exchange Agreement”) dated as of August 10, 2023, by and between the Company, the members (“Members”) of Next Charging LLC (“Next Charging”), and Michael Farkas, as the representative of the Members, with respect to the acquisition of 100% of the membership interests of the Members in Next Charging (“Membership Interests”), in exchange for the issuance of 100,000,000 shares of Common Stock of the Company (“Exchange Shares”), to the Members and, in connection therewith, the filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation substantially in the form attached here to as Annex A (the “Certificate of Amendment”) to increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”) from 50,000,000 to 500,000,000 to provide a sufficient number of authorized shares of Common Stock to allow for issuance of the Exchange Shares; and

2.	The entry into a securities purchase agreement (the “Purchase Agreement”) dated as of April 19, 2023, as amended on May 17, 2023, by and between the Company and AJB Capital Investments, LLC (the “Investor”), with respect to the sale and issuance to the Investor of: (i) an initial commitment fee in the amount of $700,000 in the form of 2,000,000 shares (the “Commitment Fee Shares”) of the Company’s common stock (the “Common Stock”) and (ii) a promissory note in the aggregate principal amount of $1,500,000 (the “Note”)

Concurrently with the Authorizations, all of the members of the Board, by written consents in lieu of a meeting, as provided under the DGCL, provided similar authorizations.

Nasdaq Requirements

The foregoing resolutions for the transactions contemplated by the Exchange Agreement are required because under the terms of the Exchange Agreement, the Company is issuing more than 19.99% of its issued and outstanding Common Stock to the Members.

Under NASDAQ Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance, and the price per share of Common Stock issued is less than the closing price immediately preceding the signing of the binding agreement or the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As a result of the foregoing resolutions, on the date which is 20 calendar days after the date of mailing this Information Statement to its shareholders, the Company will comply with NASDAQ Listing Rule 5635(d), as these resolutions will then constitute shareholder approval for the Company to issue shares of Common Stock to the holder of the Note, in an amount more than 19.99% of the then issued and outstanding Common, even if the price per share of Common Stock issued in connection with the transactions is less than the Minimum Price.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote to approve the Exchange Agreement and the transactions contemplated thereby is August 16, 2023 (the “Exchange Agreement Voting Record Date”).  The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote to approve the Purchase Agreement and the transactions contemplated thereby is July 26, 2023 (the “Exchange Agreement Voting Record Date”).    The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on September [*], 2023 (the “Mailing Record Date”).  As of the Exchange Agreement Voting Record Date, the Company had 4,045,690 shares of voting stock outstanding, with all 4,045,690 shares being Common Stock.  As of the Purchase Agreement Voting Record Date, the Company had 3,720,690 shares of voting stock outstanding, with all 3,720,690 shares being Common Stock.  All outstanding shares are fully paid and nonassessable.

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Vote Obtained

Section 228(a) of the DGCL and Section 9 of Article II of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The approximate ownership percentage of the voting stock of the Company as of the Voting Record Date of the consenting stockholders who voted to approve the Exchange Agreement and the transactions contemplated thereby totaled in the aggregate 58.22%. The approximate ownership percentage of the voting stock of the Company as of the Voting Record Date of the consenting stockholders who voted to approve the Purchase Agreement and the transactions contemplated thereby totaled in the aggregate 54.15%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

Item 1. Exchange Agreement dated August 10, 2023

On August 10, 2023, the Company entered into an exchange agreement (the “Exchange Agreement”) with the members (the “Members”) of Next Charging LLC (“Next Charging”) and Michael Farkas, an individual, as the representative of the Members, with respect to the acquisition of 100% of the membership interest of the Members in Next Charging (“Membership Interests”), in exchange for the issuance of 100,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Exchange Shares”), to the Members. The Exchange Shares will be apportioned between the Members pro rata.

Next Charging is a renewable energy company formed by Michael D. Farkas. Next Charging has plans to develop and deploy wireless electric vehicle charging technology coupled with battery storage and solar energy solutions.

On August 9, 2023, the Company’s board of directors unanimously approved the Exchange Agreement and the issuance of the Exchange Shares. The holders of 2,355,417 shares of our Common Stock representing approximately 58.22% of our voting power, executed and delivered to the Company a written consent approving the Exchange Agreement and the issuance of the Exchange Shares.

Pursuant to the terms of the Exchange Agreement, upon consummation of the transactions contemplated therein: (i) Next Charging will become a wholly- owned subsidiary of the Company, and (ii) the board of directors of the Company will appoint Michael Farkas as Chief Executive Officer, Director, and Executive Chairman of the Company. Mr. Farkas is the managing member and CEO of Next Charging. Mr. Farkas is also the beneficial owner of approximately 21.64% of the Company’s issued and outstanding common stock as of August 16, 2023.

The closing of the transactions contemplated under the Exchange Agreement are subject to certain customary closing conditions, including (i) that the Company file the Certificate of Amendment with the Secretary of State of the State of Delaware (ii) the receipt of the requisite third-party consents, and (iii) compliance with the rules and regulations of The Nasdaq Stock Market.

On the Closing Date (as defined in the Exchange Agreement), the Members shall sell, assign, transfer and deliver to the Company, free and clear of all Liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Membership Interests. All of the Membership Interests shall be exchanged, collectively, for the aggregate of 100,000,000 Exchange Shares of which, 16,000,000 Exchange Shares will vest on the Closing Date, and the remaining 84,000,000 Exchange Shares (the “Restricted Shares”) will be subject to vesting or forfeiture. The Restricted Shares will vest, if at all, according to the following schedule:

(1)	20,000,000 Restricted Shares will vest upon the Company completing the acquisition of the acquisition target as set forth in the Exchange Agreement’s disclosure schedules;

(2)	20,000,000 of the Restricted Shares will vest upon the Company completing the acquisition of the second acquisition target as set forth in the Exchange Agreement’s disclosure schedules;

(3)	For every $20,000,000 of proceeds received by the Company following the Closing from any issuance of its equity securities or debt securities; or through the receipt of grants, rebates or subsidies received from utilities, government agencies, quasi government agencies, or granting/rebate authorities, calculated collectively, an additional 10,000,000 Restricted Shares shall vest.

(4)	An additional 10,000,000 Restricted Shares will vest for each of the first three traditional gas stations and rest-stop/service stations or other income-producing properties that will offer fuel and electric vehicle charging centers, in each case which (i) has reasonable space available to develop and deploy the systems proposed to be developed and deployed by the Company at such location and (ii) serve the purpose of generating revenue from fuel, electric vehicle charging and solar and battery storage systems (the “Fueling Stations”) purchased by the Company following the closing as a direct result of the occurrence of the Exchange Agreement and the transactions therein;

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(5)	An additional 5,000,000 Restricted Shares will vest upon each subsequent Fueling Station purchased by the Company following the closing as a direct result of the occurrence of the Exchange Agreement and the transactions therein, beyond the three Fueling Stations;

(6)	5,000,000 Restricted Shares will vest for each solar, wireless electric vehicle charging, and/or battery storage, system, being systems in which energy is stored in order to reduce load and capacities on the electrical grid, deployed as a standalone system and not as a fuel station (which shall mean that the system is deployed and operational as a standalone system and not as a fuel station) by the Company following the closing;

(7)	10,000,000 Restricted Shares will vest upon the deployment by the Company of the first beta of dynamic wireless EV charging following the closing; and

(8)	10,000,000 Restricted Shares will vest upon the sale by the Company to a residential customer of the first wireless EV charging station that is developed based on intellectual property owned by the Company at such time, with such sale following the closing.

Potential Effect of the Transaction

The issuance of shares of Common Stock pursuant to the Exchange Agreement that was approved by the consenting stockholders, will dilute the ownership and voting rights of stockholders and could also have a negative effect on the trading price of the Company’s Common Stock.

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Item 2. Purchase Agreement dated April 19, 2023

On April 19, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AJB Capital Investments, LLC (“AJB” or the “Investor”) with respect to the sale and issuance to the Investor of: (i) an initial commitment fee in the amount of $700,000 in the form of 2,000,000 shares (the “Commitment Fee Shares”) of the Company’s common stock (the “Common Stock”) and (ii) a promissory note in the aggregate principal amount of $1,500,000 (the “Note”).

The holders of 2,014,631 shares of our Common Stock representing approximately 54.15% of our voting power, executed and delivered to the Company a written consent approving the Purchase Agreement and the issuance of the Commitment Fee Shares and the Note.

Pursuant to the terms of the Purchase Agreement, the initial Commitment Fee Shares were issued at a value of $700,000, the Note was issued in a principal amount of $1,500,000 for a purchase price of $1,350,000, resulting in an original issue discount of $150,000. The net proceeds received by the Company from the Investor for the issuance of the Commitment Fee Shares and Note was $1,260,000, due to a reduction in the $1,350,000 purchase price as a result of broker, legal, and transaction fees.

The Purchase Agreement includes additional Company obligations including obligations to satisfy the current public information requirements under SEC Rule 144(c) and obligations with respect to the use of proceeds from the sale of securities under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the Company granted the Investor certain rights to accept the securities issued in certain future Company financings in lieu of the securities issued pursuant to the Purchase Agreement.

The Note matures on October 19, 2023, six (6) months after the Original Issue Date, and provides for interest to accrue at an interest rate equal to 10% per annum, or, upon an Event of Default, as defined in the Note, the lesser of (i) 18% per annum, and (ii) the maximum amount permitted under law (the “Default Interest”). The Investor shall have the right, only following an Event of Default and ending on the date of payment of the default, to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s Common Stock, as such Common Stock exists on the date of issuance of the shares underlying the Note, or any shares of capital stock or other securities of the Company into which such Common Stock shall thereafter be changed or reclassified (the “Conversion Shares”).

The Note is subject to adjustment upon certain events such as distributions and mergers, and has anti-dilution protections for issuance of securities by the Company at a price that is lower than the then-current conversion price except for certain exempt issuances. In addition, if, at any time while the Note is issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then the Investor will be entitled to acquire, upon the terms applicable to such sales, the aggregate number of shares it could have acquired if the Note had been converted.

The Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness without the Investor’s consent, sales of assets, stock repurchases, and distributions. The Investor may not convert the Note into an amount of shares of Common Stock that would result in the beneficial ownership by the Investor and its affiliates of greater than 9.99% of the number of shares of Common Stock outstanding. The Note may be prepaid at any time. The Note includes customary Events of Default, including, among other things, payment defaults, covenant breaches, breaches of certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an Event of Default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above, as well as the conversion of the Note.

On May 17, 2023, the Company and AJB entered into an Amendment to the Purchase Agreement (the “Amended Purchase Agreement”). Pursuant to the Amended Purchase Agreement, the Company was given additional time with which to receive the Shareholder Approval required by the Purchase Agreement. The Amended Purchase Agreement also provided for the amending the Promissory Note that was issued on April 19, 2023 pursuant to the Purchase Agreement and, on May 17, 2023, the Company executed an Amended and Restated Promissory Note. Pursuant to the Amended and Restated Promissory Note, the Conversion Price was amended to add a floor price such that as revised the conversion price (as adjusted) will equal (x) until the date of the Shareholder Approval the greater of (a) $5.92 (the “Nasdaq Minimum Price”), and (b) the lower of the average VWAP over the ten (10) Trading Day period either (i) ending on date of conversion of the Amended and Restated Promissory Note or (ii) the date thereof and (y) following the date of the Shareholder Approval, the greater of the average VWAP over the ten (10) Trading Day period either (i) ending on date of conversion of the Amended and Restated Promissory Note or (ii) $0.20 (the “Floor Price”). For the avoidance of doubt, no conversion may be effected under the Amended and Restated Promissory Note at a price per share less than the Floor Price, notwithstanding the receipt of Shareholder Approval.

Under the Amended and Restated Promissory Note, the holder only has a conversion right following an event of default (as defined in the Amended and Restated Promissory Note).

Potential Effect of the Transaction

Any issuance of additional shares of Common Stock as a result of the conversion of the Note that was approved by the consenting stockholders pursuant to the Authorization will dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could have a negative effect on the trading price of the Company’s Common Stock.

Financial and Other Information

The Company hereby incorporates by reference its Annual Report on Form 10-K filed on March 20, 2023, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed on May 4, 2023, the Quarterly Report for the quarter ended June 30, 2023 filed on August 21, 2023, and Current Reports on Form 8-K filed on August 24, 2023, August 23, 2023, August 16, 2023, August 10, 2023, August 4, 2023, August 3, 2023, July 11, 2023, May 18, 2023, May 1, 2023 and April 21, 2023, including the exhibits thereto.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of the Voting Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of the percentage of beneficial ownership is based on 4,045,690 shares of Common Stock that were outstanding as of the Voting Record Date.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned(6)	Percentage(2)
Beneficial Owners of more than 5%:
LH MA 2, LLC	747,583	18.38%
The Farkas Group, Inc.	422,335	10.39%
SIF Energy, LLC	387,067	9.52%
AJB Capital	250,000	6.15%
Balance Labs	66,443	1.63%
Crestview 360 Holdings, LLC	38,359	0.94%
	1,911,787	47.01%

Executive Officers and Directors

Yehuda Levy, Interim Chief Executive Officer and Board Member	45,673	1.12%
Avishai Vaknin, Chief Technology Officer	325,000	7.99%
Michael Handelman, Chief Financial Officer	-	0.00%
Daniel Arbour, (Non-Independent Board Member)	14,706	0.36%
Bennett Kurtz (Independent Board Member)	8,765	0.22%
Jack Leibler (Independent Board Member)	9,119	0.22%
Sean Oppen (Independent Board Member)	66,290	1.63%
All Officers and Directors as a Group (7 persons)	423,880	10.42%

*Less than 1%

(1)	The address of each of the officers and directors is c/o 67 NE 183rd Street, Miami, FL 33169; the address of Michael D. Farkas is 1221 Brickell Avenue, Ste. 900, Miami, FL 33131; the address for Jacob Sod is 14 Wall Street, Suite 2064, New York, New York 10005.

(2)	The calculation in this column is based upon 4,045,690 shares of common stock outstanding on August 16, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 16, 2023, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Michael D. Farkas has voting and investment control of the shares of common stock held by the Farkas Group, Inc., SIF Energy LLC and Balance Labs, Inc.

(4)	The shares of common stock are held by LH MA 2 LLC; and Crestview 360 Holdings, LLC. Jacob Sod has voting and investment control of the shares of common stock held by these entities.

(5)	57,171 of the shares controlled by Sean Matthew Oppen are held by entities he has full management control over.

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INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

No officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or beneficial owner, except that Michael D. Farkas, who is a beneficial owner of more than 5% of our Common Stock, controls Next Charging.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. These risk factors include the following risk factor relating to the Company’s compliance with the continued listing requirements of Nasdaq:

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us, could result in an event of default under the Note and/or prevent the consummation of the Next Charging transaction.

As previously reported, on August 8, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that due to the resignation of Mr. Jack Levine on July 224, 2023, followed by the resignations of Messrs. Allen Weiss, Luis Reyes, and Mark Lev from the Company’s Board of Directors and their respective committee assignments effective July 28, 2023, respectively, the Company no longer complies with Nasdaq’s majority independent board and independent audit, compensation, and nominating committee requirements as set forth in Listing Rule 5605. Under applicable Nasdaq rules, the Company has until September 22, 2023, to submit a compliance plan to Nasdaq.

As previously reported, on August 22, 2023, the Company received a letter from the Staff of Nasdaq stating that since the Company’s Form 10-Q for the period ended June 30, 2023 reported stockholders’ equity of $1,799,365, and as of August 22, 2023 the Company did not meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer complies with Nasdaq’s Listing Rule 5550(b)(1). Under applicable Nasdaq rules, the Company has 45 calendar days from August 22, 2023, to submit a plan to regain compliance. If the plan is accepted by Nasdaq, Nasdaq can grant an extension of up to 180 calendar days from August 22, 2023, to evidence compliance.

If the Company fails to regain compliance with Nasdaq’s Listing Rules, we could be subject to suspension and delisting proceedings. If our securities lose their status on The Nasdaq Capital Market, our securities will likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed on them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask process of our securities. Such delisting from The Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

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ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the Information Statement to any Company stockholder upon written or oral request to us, at Corporate Secretary, EzFill, Inc., 67 NE 183rd Street, Miami, FL 33169, or contact (305) 791-1169. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Incorporation By Reference

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with a copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

●	Annual Report on Form 10-K filed on March 20, 2023.

●	Quarterly Report for the quarter ended March 31, 2023 on Form 10-Q filed on May 4, 2023.

●	Quarterly Report for the quarter ended June 30, 2023 on Form 10-Q filed on August 21, 2023.

●	Current Report on Form 8-K filed on August 24, 2023, August 23, 2023, August 16, 2023, August 10, 2023, August 4, 2023, August 3, 2023, July 11, 2023, May 18, 2023, May 1, 2023 and April 21, 2023, including the exhibits thereto.

You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

By Order of the Board,
/s/ Yehuda Levy
Yehuda Levy
Interim Chief Executive Officer
September [●], 2023

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ANNEX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EZFILL HOLDINGS, INC.

Yehuda Levy hereby certifies that:

1. He is the Interim Chief Executive Officer of EzFill Holdings, Inc. (the “Corporation”), a Delaware Corporation

2. Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 505,000,000 shares. 500,000,000 shares shall be Common Stock, each having a par value of $0.0001, and 5,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.”

3. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth the foregoing amendment to the Amended and Restated Certificate of Incorporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation

4. That in lieu of a meeting and vote of the stockholders of the Corporation (the “Stockholders”), the Stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL, and written notice of the adoption of the amendments has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required.

5. The aforesaid amendment to the Certificate of Incorporation will take effect on the [*] day of [*], 2023, at 12:01 AM Eastern Standard Time.

6. The foregoing amendment to the Corporation’s Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

EZFILL HOLDINGS, INC

By:

Name:	Yehuda Levy

Title:	Interim Chief Executive Officer

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